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                                                                    Exhibit 99.1



                                   CEDE & CO.
                        C/O THE DEPOSITORY TRUST COMPANY
                          55 WATER STREET - 50TH FLOOR
                               NEW YORK, NY 10041

                                NOVEMBER 8, 2000




Mr. Thomas J. Crawford
Chairman
The York Group
8554 Katy Freeway, Suite 200
Houston, Texas 77024

Dear Mr. Crawford:

         Cede & Co., the nominee of The Depository Trust Company ("DTC"), is holder of record of outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), of The York Group, Inc., a Delaware corporation (the "Company"). DTC is informed by its participant, ABN Amro, Inc. ("Participant"), that on the date hereof, 1,258,700 shares of Common Stock (the "Shares") credited to Participant's DTC account are beneficially owned by Wilbert, Inc., a customer of Participant (the "Customer").

         At the request of Participant, on behalf of the Customer and pursuant to Section 220 of the Delaware General Corporation Law, Cede & Co., as holder of record of the Shares, hereby demands the right, during the usual hours for business, to inspect the following records and documents of the Company and to make copies or extracts therefrom:

         1. A complete record or list of stockholders of the Company, certified by its transfer agent, showing the names and address of each stockholder and the number of shares of stock registered in the name of each such stockholder, up to the date of this letter.

         2. Electronic media listing the holders of the Company's stock, dated as of this letter, showing the name, address and number of shares held by each stockholder, such computer processing data as is necessary to make use of such electronic media and a printout of such media listing for verification purposes.

         3. All information and listings now or hereafter in the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or nominees of any central certificate depository system concerning the number and identity of, and the number of shares held by, the banks, brokers, and other financial institutions holding the Company's stock as of the date of this letter, including a breakdown (in alphabetical order, if available) of any holdings in the name of any depository (e.g., Cede & Co.) or other nominee.







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Mr. Thomas J. Crawford
November 8, 2000
Page 2


         4. All omnibus proxies and related respondent banking listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which now or hereafter are in the Company's possession or control, or which can reasonably be obtained by the Company.

         5. All information now or hereafter in the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or nominees, acquired pursuant to Rule 14b-1(b) and/or Rule 14b-2(b) of the Exchange Act, or otherwise, concerning the names and addresses of, and the number of shares held by, the beneficial owners of the Company's stock whose shares are held of record by brokers, dealers, banks or their nominees, including, but not limited to, any list of non-objecting or consenting beneficial owners (commonly referred to as "NOBO" or "COBO" list, respectively), in the format of a printout and electronic media tape, each in descending balance order, dated as of this letter (or any other date within the last three years for which such information is available).

         6. A complete electronic media record and list of stockholders of the Company who are participants in any Company employee stock ownership plan, employee stock purchase plan, dividend reinvestment plan or any similar plan in which voting of stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, dated as of this letter, and showing
             (i) the name and address of each such stockholder, (ii) the number of shares of stock of the Company held by any such plan in the name of each such participant and (iii) the method by which the Stockholder or its agents may communicate with each such participant.

         7. A copy of all stockholder identification, stockwatch or similar reports prepared by or on behalf of the Company within the past three years, including any updates as of the date of this letter, for use in ascertaining the identities of the Company's underlying beneficial owners.

         Pursuant to Cede & Co.'s right to inspect the aforementioned documents of the Company and to make copies and extracts therefrom, Cede & Co. demands, at the request of the Participant and on behalf of the Customer, that the Company immediately furnish to the Customer or its authorized representatives any modifications or additions to, or deletions from, any of the information referred to in paragraphs (1) through (7) above from the date of the list referred to in paragraphs (1) to (7), as such modifications, additions or deletions become available to the Company or its agents or representatives.

         Cede & Co. has been advised by Participant that the Customer will bear the reasonable costs incurred by the Company, including those of its transfer agent in connection with the production of the information demanded. Cede & Co. has been advised by Participant that the purpose of this demand is to enable the Customer to communicate with its fellow Company stockholders on matters relating to their mutual interests as stockholders in the interest of the business of the Company.

         Cede & Co., at the request of Participant and on behalf of the Customer, hereby designates and authorizes Dorsey & Whitney LLP, its employees and any other persons designated by them or by the Customer, acting singly or in any combination, to conduct, as its agents, the inspection and copying of the materials and information requested herein.

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Mr. Thomas J. Crawford
November 8, 2000
Page 3


         Please promptly acknowledge receipt of this demand letter by signing the enclosed copy of this letter and returning it in the enclosed, postage-prepaid, self-addressed envelope.

         While Cede & Co. is furnishing this demand as the stockholder of record of the Shares, it does so at the request of Participant and only as a nominal party for the Customer, the true party in interest. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Customer is not denied its rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.

                                       Very truly yours,

                                       CEDE & CO.


                                       By:  /s/ John L. Scheuermann
                                           ----------------------------------
                                       Title: John L. Scheuermann, partner


                                    *  *  *

County of  Kings
         ------------------------ )
State of   New York               )  ss.:
         -------------------------)


 /s/ John Scheuermann     , have been first duly sworn according to law, deposes
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and says on this  8th   day of   November  , 2000 that (s)he is a partner of
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Cede & Co., that (s)he is authorized on behalf of Cede & Co. to execute the foregoing demand for stockholder list and corporate records and to make the demand designations, authorizations and representations contained therein and that the facts and statements contained in the foregoing demand for a stocklist and corporate records are true and correct.

                                       /s/ Jay Gottlieb
                                       --------------------------------------
                                       Notary Public

                                       Jay Gottlieb
                                       Notary Public, State of New York
                                       No. 01G04838469
                                       Qualified in Kings County
                                       Commission Expires Sept. 30, 2001